                                                                    Exhibit 10.1

================================================================================

                               PURCHASE AGREEMENT

                                      among

                        MEADOWBROOK INSURANCE GROUP, INC.

                          MEADOWBROOK CAPITAL TRUST II

                                       and

                           MERRILL LYNCH INTERNATIONAL

                                   ----------

                         Dated as of September 16, 2005

                                   ----------

================================================================================

                               PURCHASE AGREEMENT
                    ($20,000,000 Trust Preferred Securities)

     THIS PURCHASE AGREEMENT, dated as of September 16, 2005 (this "Purchase Agreement"), is entered into among Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Company"), and Meadowbrook Capital Trust II, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International or its assignee. (the "Purchaser").

                                   WITNESSETH:

     WHEREAS, the Sellers propose to issue and sell 20,000 Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.58% per annum (the "Preferred Securities");

     WHEREAS, the Preferred Securities will be guaranteed by the Company (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), dated as of the Closing Date (defined below), and executed and delivered by the Company and LaSalle Bank National Association, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities;

     WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Twenty Million Six Hundred Twenty Thousand Dollars ($20,620,000) in principal amount of the unsecured junior subordinated deferrable interest notes of the Company (the "Junior Subordinated Notes");

     WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, LaSalle Bank National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Christiana Bank & Trust Company, a Delaware banking corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

     WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and LaSalle Bank National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

          1. DEFINITIONS. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

          2. PURCHASE AND SALE OF THE PREFERRED SECURITIES.

          (a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the "Purchase Price") equal to Twenty Million Dollars ($20,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

          (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on September 16, 2005 or such later date (not later than October 16, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

          (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker, Chicago, Illinois 60606, or such other place as the parties hereto shall agree.

          3. CONDITIONS. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

          (b) [RESERVED.]

          (c) Michael G. Costello, counsel for the Company and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and LaSalle Bank National Association, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company's General Counsel or a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the

Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (d) The Purchaser shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and LaSalle Bank National Association, in substantially the form set out in Annex B hereto.

          (e) The Purchaser shall have received the opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trust, dated the Closing Date, addressed to the Purchaser, LaSalle Bank National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

          (f) The Purchaser shall have received the opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Property Trustee, the Guarantee Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

          (g) The Purchaser shall have received the opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and LaSalle Bank National Association, in substantially the form set out in Annex E hereto.

          (h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

               (i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the

     Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

          (i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

          (j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

     If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

     Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

          (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

          (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

          (d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

          (f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company's introducing agent on their behalf)" pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated May 13, 2005.

          (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
Section 3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

          (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company or one of its subsidiary insurance companies and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (i) Each of the Guarantee Agreement and the Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee in the case of the Guarantee Agreement, and by the Indenture Trustee in the case of the Indenture, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

          (k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

          (m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"),
(ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which
(A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, governmental authority or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

          (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Michigan with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (o) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Company's insurance subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions (collectively, the "Insurance Licenses")) (collectively, including the Insurance Licenses, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

          (q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

          (r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

          (s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

          (t) The accountants of the Company who certified the Financial Statements (as defined below) were, at the time of such certification, independent public accountants of the

Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

          (u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended June 30, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP")consistently applied throughout the periods involved (except as otherwise noted therein).

          (v) The statutory financial statements dated as of December 31, 2004 and June 30, 2005 (the "Statutory Financial Statements") of each of the Company's insurance company subsidiaries have, for each relevant period, been prepared in accordance with statutory accounting principles ("SAP") prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance company subsidiary, each the appropriate insurance department of the state of domicile of such insurance company subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved (whether GAAP or SAP, as applicable, the "Applicable Accounting Principles").

          (w) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

          (x) The Company's report on the Statement of Actuarial Opinion Annual Statement for Star Insurance Company For the Year Ended December 31, 2004, dated February 23, 2005, the Statement of Actuarial Opinion Annual Statement of Ameritrust Insurance Corporation For the Year Ended December 31, 2004, dated February 23, 2005, the Statement of Actuarial Opinion Annual Statement of Williamsburg National Insurance Corporation for the Year Ended December 31, 2004, dated February 23, 2005, and the Statement of Actuarial Opinion Annual Statement of Savers Property & Casualty Insurance Company For the Year

Ended December 31, 2004 dated February 23, 2005 (the "Regulatory Reports"), provided to the Purchaser is the most recently available such report, and the information therein fairly presents in all material respects the financial position of the Company and its subsidiaries. None of the Company or any of its subsidiaries has been requested by a Governmental Entity to republish, restate, or refile any regulatory or financial report.

          (y) Since the respective dates of the Financial Statements, Interim Financial Statements, Statutory Financial Statements and the Regulatory Reports, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business, assets or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

          (z) The authorized capitalization of the Company and its subsidiary insurance companies are as set forth in the Financial Statements and the Statutory Financial Statements and meet all applicable regulatory requirements with respect thereto.

          (aa) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

          (bb) Except as set forth on Schedule 4(bb), none of the Trust, the Company nor any of its subsidiaries, or any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, capital reserves, their marketing or sales practices, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Action"), nor has the Trust, the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Trust, the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of insurance companies or holding companies of insurance companies, or engaged in the insurance of insurance company reserves, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Trust, the Company or any of its subsidiaries.

          (cc) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

          (dd) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

          (ee) Except as set forth on Schedule 4(ee), each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

          (ff) The Company has no present intention to exercise its option to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Junior Subordinated Notes as provided in the Indenture at any time during which the Junior Subordinated Notes are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Junior Subordinated Notes.

          (gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

          (a) The Purchaser is aware that the Securities and the guarantee by the Company set forth in the Guaranty Agreement have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

          (b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (c) Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

          (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

          (e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

          (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

          6. AGREEMENTS OF THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally agree with the Purchaser as follows:

          (a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

          (b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

          (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

          (f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

          (g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

          (h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. Financial Management LLC (at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19013, or such other address as designated by Cohen Bros. Financial Management LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros. Financial Management LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust at the times set forth in the Trust Agreement and/or the Indenture. To the extent that the parties identified in this Section 6(h) receive such certificates and statements pursuant to the Trust Agreement and/or the Indenture, delivery of such certificates and statements to such party pursuant to the Trust Agreement and/or the Indenture shall satisfy the obligation of the Company and the Trust under this Section 6(h).

          (i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

          (j) Neither the Company nor the Trust will, until one hundred eighty
(180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

          7. PAYMENT OF EXPENSES. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in
Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Guarantee

Trustee, the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Morris, James, Hitchens & Williams LLP, special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (vi) $20,000 for the fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel retained by the Purchaser.

          If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

          8. INDEMNIFICATION. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Cohen Bros. & Company and Merrill Lynch & Co. (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person who "controls" the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

          (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

          (c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the
indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

          9. TERMINATION. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $20,000,000 stated liquidation value of Preferred Securities, (iii) the Company or any of its subsidiaries that is an insurance company shall cease to be "adequately-capitalized" under the statutes, rules, regulations, codes or ordinances of any Regulatory Agency within the meaning of any applicable regulations of any Regulatory Agency, or any formal administrative or judicial action is taken by any appropriate state or federal insurance regulator against the Company or of its subsidiary insurance companies for unsafe and unsound insurance practices, or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (vi) a general moratorium on commercial insurance activities shall have been declared either by federal or Michigan, Missouri, Florida or California authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities.

          10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

          11. AMENDMENTS. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Merrill Lynch, Pierce, Fenner and Smith Incorporated, 250 Vesey Street, New York, New York 10080; with a copy to with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker, Chicago, Illinois 60606, Attention: J. Paul Forrester,
Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at Meadowbrook Insurance Group, Inc., 26255 American Drive, Southfield, Michigan 48034, Attention: Chief Financial Officer,
Facsimile: (248) 385-1100, with a copy to Howard & Howard Attorneys, P.C., The Pinehurst Office Center, Suite 101, 39400 Woodward Avenue, Bloomfield Hills, Michigan 48304, Attention: Timothy Kraepel.

          13. SUCCESSORS AND ASSIGNS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

          14. APPLICABLE LAW. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          15. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR

ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

          16. COUNTERPARTS AND FACSIMILE. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

     IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

                                        MEADOWBROOK INSURANCE GROUP, INC.


                                        By: /s/ Robert S. Cubbin
                                            ------------------------------------
                                        Name: Robert S. Cubbin
                                        Title: President and Chief Executive
                                               Officer


                                        MEADOWBROOK CAPITAL TRUST II

                                        By: MEADOWBROOK INSURANCE GROUP,
                                            INC., as Depositor


                                        By: /s/ Robert S. Cubbin
                                            ------------------------------------
                                        Name: Robert S. Cubbin
                                        Title: President and Chief Executive
                                               Officer


                                        MERRILL LYNCH INTERNATIONAL


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Director

                                                                      SCHEDULE 1

                        LIST OF SIGNIFICANT SUBSIDIARIES

Meadowbrook, Inc., a Michigan corporation

Star Insurance Company, a Michigan insurance company

Subsidiaries of Star Insurance Company:

     Savers Property & Casualty Insurance Company, a Missouri insurance company Ameritrust Insurance Corporation, a Florida insurance company Williamsburg National Insurance Co., a California insurance company

                                                                  SCHEDULE 4(BB)

On August 21, 2002, Star Insurance Company entered into a Stipulation Agreement with the State of Michigan Office of Financial and Insurance Services Department of Consumer & Industry Services (the "OFIS"). The Stipulation Agreement states
(i) Star Insurance Company's gross premium writings on a consolidated basis with its subsidiaries shall not exceed 400% of its policyholder surplus; (ii) its gross premium writings on a consolidated basis with its subsidiaries less fronted premium that is ceded to commercial reinsurers with an A.M. Best rating of B+ or higher shall not exceed 300% of the company's policyholder surplus; and
(iii) the company shall calculate its rolling 12 month results in regards to the limitation on a quarterly basis and provide the calculations to the OFIS.

                                                                  SCHEDULE 4(EE)

Pursuant to the Credit Agreement dated as of November 12, 2004 between Meadowbrook Insurance Group, Inc. ("Company") and Standard Federal Bank National Association, the Company has granted a security interest in all of the assets (including but not limited to accounts, accounts receivable, machinery and equipment) of the following: Meadowbrook Insurance Group, Inc., Meadowbrook, Inc., Credit Financial Corporation, American Highway Carriers Association, Liberty Premium Finance, Interline Insurance Services, Inc., Commercial Carriers Insurance Agency, Inc., Meadowbrook of Florida, Inc., National Osteopathic Physicians Purchasing Group, Inc., National Realty Liability Alliance, Inc., Florida Preferred Administrators, Inc., Case Management Resources, Inc., Meadowbrook of Nevada, Inc., Association Self Insurance Services, Inc., Meadowbrook Insurance, Inc., Market Place Resources, Inc., Meadowbrook Insurance Agency, Inc., Meadowbrook Intermediaries, Inc., Meadowbrook Risk Management, Inc., Preferred Comp Insurance of New Hampshire, Inc., TPA Insurance Agency of New Hampshire, Inc., Renaissance Alliance Insurance Services, LLC, Preferred Insurance Agency, Inc., and TPA Insurance Agency, Inc.

                                                                       ANNEX A-I

          Pursuant to Section 3(c)(i) of the Purchase Agreement, Michael G. Costello, Senior Vice President, General Counsel and Secretary for the Company, shall deliver an opinion to the effect that:

               (i) the Company and each Significant Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and
     (iii) issue and perform its obligations under the Notes;

               (ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company;

               (iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

               (iv) each of the Guarantee Agreement and the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

               (v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;


                                      A-I-1

               (vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

               (vii) assuming that the Preferred Securities are sold in a manner contemplated by, and in accordance with the Purchase Agreement and the Trust Agreement, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities by the Trust to the Purchaser, to register any of the Securities under the Securities Act or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

               (viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust;

               (ix) neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D") has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes, the Preferred Securities or the Common Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities;

               (x) neither the Company, the Trust, nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Significant Subsidiaries or any of their


                                      A-I-2
     respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

               (xi) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Michigan in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Common Securities as contemplated by the Operative Documents;

               (xii) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities, or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Significant Subsidiaries on a consolidated basis; and

               (xiii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offering, sale and delivery of the Common Securities, the Preferred Securities, the Junior Subordinated Notes and the Guarantee Agreement or Guarantee to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement.


                                      A-I-3

                                                                      ANNEX A-II

     Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Company shall provide an Officers' Certificate, to the effect that:

               (i) all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [COUNSEL/OFFICER];

               (ii) no consent, approval, authorization or order of any court or governmental authority is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [OPINION/CERTIFICATE]) as have been obtained;

               (iii) to the knowledge of such [COUNSEL/OFFICER], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

               (iv) the Company is duly registered as [AN INSURANCE HOLDING] company under the [STATE REGULATORY STATUTE] of [STATE OF DOMICILE] and the regulations thereunder of the [STATE REGULATORY AGENCY], and the capital reserves accounts of the Company's insurance subsidiaries are in compliance with all applicable regulatory authorities with jurisdiction over such entities;

               (v) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Company's subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation [FOR GENERAL COUNSEL ONLY: EXCEPT THAT I EXPRESS NO OPINION WITH RESPECT TO THE SECURITIES LAWS OF THE STATE


                                     A-II-1

     OF DELAWARE] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.


                                     A-II-2

                                                                         ANNEX B

          Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

               (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

               (ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX C

          Pursuant to Section 3(e) of the Purchase Agreement, Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

          (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

          (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

          (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

          (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

          (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

          (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

          (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

          (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

          (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

          (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                                                                         ANNEX D

     Pursuant to Section 3(f) of the Purchase Agreement Morris, James, Hitchens & Williams LLP, special counsel for the Guarantee Trustee, the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) LaSalle Bank National Association, is a national banking association with trust powers, duly and validly existing under the laws of the United States, with corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1;

(ii) Each of the Guarantee Agreement, the Trust Agreement and the Indenture has been duly authorized, executed and delivered by LaSalle Bank National Association and constitutes the valid and binding obligation of LaSalle Bank National Association, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and
     (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) Neither the execution or delivery by JPMorgan Chase Bank the Trust Agreement and the Indenture, the authentication and delivery of the Securities by LaSalle Bank National Association pursuant to the terms of the Indenture and the Trust Agreement, respectively, nor the performance by LaSalle Bank National Association of its obligations under the Trust Agreement and the Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of LaSalle Bank National Association, or (B) violates or conflicts with the Articles of Association or By-laws of LaSalle Bank National Association, or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of LaSalle Bank National Association

(iv) the Junior Subordinated Notes and the Preferred Securities have been duly authenticated and delivered by a duly authorized officer of LaSalle Bank National Association.

          In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York or the United States of America and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of LaSalle Bank National Association, the Company and public officials.

                                                                         ANNEX E

          Pursuant to Section 3(g) of the Purchase Agreement Morris, James, Hitchens & Williams LLP, counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

               (i) Christiana Bank & Trust Company is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

               (ii) Christiana Bank & Trust Company has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

               (iii) The Trust Agreement has been duly authorized, executed and delivered by Christiana Bank & Trust Company and constitutes a legal, valid and binding obligation of Christiana Bank & Trust Company, and is enforceable against Christiana Bank & Trust Company, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

               (iv) The execution, delivery and performance by Christiana Bank & Trust Company of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Christiana Bank & Trust Company or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Christiana Bank & Trust Company or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Christiana Bank & Trust Company is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Christiana Bank & Trust Company; and

               (v) No approval, authorization or other action by, or filing with, any governmental authority of the State of Delaware or the United States of America governing the trust powers of Christiana Bank & Trust Company is required in connection with the execution and delivery by Christiana Bank & Trust Company of the Trust Agreement or the performance by Christiana Bank & Trust Company of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Christiana Bank & Trust Company, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                                                                         ANNEX F

                         OFFICER'S FINANCIAL CERTIFICATE

     The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of September 16, 2005, among Meadowbrook Insurance Group, Inc. (the "Company"), Meadowbrook Capital Trust II (the "Trust") and Merrill Lynch International, that, as of [date], [20__], the Company, if applicable, and its Subsidiary Insurance Companies (as defined below) had the following ratios and balances:

[For the Company, if applicable, and each Subsidiary Insurance Company (as defined below) provide:]

[INSURANCE COMPANY]
As of [Quarterly/Annual Financial Date], 20__

NAIC Risk Based Capital Ratio (authorized control level)                 _____%

Total Policyholders' Surplus                                            $_____

Consolidated Debt to Total Policyholders' Surplus                        _____%

Total Assets                                                            $_____

NAIC Class 1 & 2 Rated Investments to Total Fixed Income Investments     _____%

NAIC Class 1 & 2 Rated Investments to Total Investments                  _____%

Return on Policyholders' Surplus                                         _____%

[For Property & Casualty Companies also provide:]

[Expense Ratio]                                                          _____%

Loss and LAE Ratio                                                       _____%

Combined Ratio                                                           _____%

Net Premiums Written (annualized) to Policyholders' Surplus              _____%]

* A table describing the quarterly report calculation procedures is provided on page __

                                                                         ANNEX F

The following is a complete list as of [Quarterly/Annual Financial Date] of the Company's subsidiaries which are authorized to write insurance business or otherwise conduct insurance or reinsurance business (the "Subsidiary Insurance Companies"):

                    [List of Subsidiary Insurance Companies]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

The Statutory Financial Statements fairly present in all material respects in accordance with Applicable Accounting Principles as defined in the Indenture) the financial position of the subject insurance company and have been prepared in accordance with Applicable Accounting Principles.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                      MEADOWBROOK INSURANCE GROUP, INC.


                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------

                                      Meadowbrook Insurance Group, Inc.
                                      26600 Telegraph Road
                                      Southfield, Michigan 48034
                                      (248) 358-1100

                                                                         ANNEX F

            DEFINITIONS FOR QUARTERLY OFFICER'S FINANCIAL CERTIFICATE

               ITEM                               DEFINITION/FORMULA
               ----                               ------------------
NAIC RISK BASED CAPITAL RATIO-P&C    Total Adjusted Capital/Authorized Control
                                     Level Risk-Based Capital

NAIC RISK BASED CAPITAL RATIO-LIFE   (Total Adjusted Capital-Asset Valuation
                                     Reserve)/Authorized Control Level
                                     Risk-Based Capital

TOTAL CAPITAL AND SURPLUS-LIFE       Common Capital Stock + Preferred Capital
                                     Stock + Aggregate Write-Ins for other than
                                     special surplus funds + Surplus Notes
                                     +Gross Paid-In and Contributed Surplus +
                                     Aggregate Write-Ins for Special Surplus
                                     Funds + Unassigned Funds (Surplus) -
                                     Treasury Stock

TOTAL CAPITAL AND SURPLUS-P&C        Aggregate Write-Ins for Special Surplus
                                     Funds + Common Capital Stock + Preferred
                                     Capital Stock + Aggregate Write Ins for
                                     other than special surplus funds + Surplus
                                     Notes +Gross Paid-In and Contributed
                                     Surplus + Unassigned Funds (Surplus) -
                                     Treasury Stock

TOTAL CLASS 1 & 2 RATED              (Total Class 1 + Total Class 2 Rated
INVESTMENTS TO TOTAL FIXED INCOME    Investments)/Total Fixed Income Investments
INVESTMENTS

TOTAL CLASS 1 & 2 RATED              (Total Class 1 + Total Class 2 Rated
INVESTMENTS TO TOTAL INVESTMENTS     Investments)/Total Investments

TOTAL ASSETS                         Total Assets

RETURN ON POLICYHOLDERS' SURPLUS     Net Income/Policyholders' Surplus

EXPENSE RATIO                        Other Underwriting Expenses Incurred/Net
                                     premiums Earned

LOSS AND LAE RATIO                   (Losses Incurred + Loss Expenses
                                     Incurred)/Net Premiums Earned

COMBINED RATIO                       Expense Ratio + Loss and LAE Ratio

NET PREMIUMS WRITTEN (ANNUALIZED)    Net Premiums Written/Policyholders' Surplus
TO POLICYHOLDERS' SURPLUS
